EXHIBIT 21.1
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NAME OF SUBSIDIARY                                       JURISDICTION
------------------                                       ------------

URBAN SHOPPING CENTERS, L.P.                             Illinois
      A.   Brandon Convenience Center Partners, Ltd.     Florida
      B.   Brandon Land Partners, Ltd.                   Florida
      C.   Brandon Shopping Center Partners, Ltd.        Florida
      D.   CS Partners, Ltd.                             Florida
           1.  Coral-CS/LTD Associates                   Florida
      E.   West Dade County Associates                   Florida
      F.   Citrus Park Venture Limited Partnership       Florida
      G.   Oak Brook Urban Venture, L.P.                 Illinois
      H.   Penn Square Mall Limited Partnership          Illinois
      I.   Santa Ana Venture                             California
      J.   Sawmill Place Plaza Associates                Ohio
      K.   Valencia Town Center Associates, L.P.         California
      L.   Water Tower Joint Venture                     Illinois
      M.   Wolfchase Galleria Limited Partnership        Tennessee
      N.   Old Orchard Urban Venture, L.P.               Illinois
      P.   Urban Roseville LLC                           Delaware
      Q.   San Francisco Shopping Centre Associates, L.P.California
      R.   Fox Valley Mall LLC                           Delaware
      S.   Hawthorn Theatre LLC                          Delaware
      T.   Hawthorn, L.P.                                Delaware
      U.   Copley Place Associates, LLC                  Delaware
      V.   Woodland Hills Mall, LLC                      Delaware
      W.   Southpoint Mall, LLC                          Delaware
      X.   Century City Mall Partners, LLC               Delaware
           1.  Century City Mall, LLC                    Delaware
      Y    U.W. Galleria, L.P.                           Delaware
           1.  HG Shopping Centers, L.P.                 Delaware
           2.  Galleria Partners, LLC                    Delaware
      Z.   South Alabama Development, L.P.               Delaware
      AA.  WT Partners, L.P.                             Delaware
      BB.  Urban Retail Properties Co.                   Delaware
           1.  Urban Retail Properties Co. of Illinois   Delaware
           2.  Urban Retail Properties Co. of Iowa, Inc. Delaware
           3.  Urban Retail Properties Co. of Ohio, Inc. Delaware
           4.  Urban Retail International LLC            Delaware
           5.  Urban Retail Properties Co.
               of Oregon, Inc.                           Delaware
           6.  Urban Retail Properties Co.
               of Washington, Inc.                       Delaware

SAWMILL PLACE PLAZA ASSOCIATES                           Ohio
USC CITRUS, INC.                                         Delaware
      A.   Citrus Park Venture Limited Partnership       Florida
USC CENTURY, INC.                                        Delaware
      A.   Century City Mall, LLC                        Delaware
USC BRANDON, INC.                                        Delaware
      A.   Brandon Convenience Center Partners, Ltd.     Florida
      B.   Brandon Land Partners, Ltd.                   Florida
USC FOX VALLEY, INC.                                     Delaware
      A.   Fox Valley Mall LLC                           Delaware
USC HAWTHORN, INC.                                       Delaware
      A.   Hawthorn, L.P.                                Delaware
USC MAINPLACE, INC.                                      Delaware
      A.   Santa Ana Venture                             California


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NAME OF SUBSIDIARY                                       JURISDICTION
------------------                                       ------------

USC PENN SQUARE, INC.                                    Delaware
      A.   Penn Square Mall Limited Partnership          Illinois
USC MEMPHIS, INC.                                        Delaware
      A.   Wolfchase Galleria Limited Partnership        Tennessee
USC OAKBROOK, INC.                                       Delaware
      A.   Oak Brook Urban Venture, L.P.                 Illinois
USC SUBSIDIARY, INC.                                     Delaware
      A.   Brandon Shopping Center Partners, Ltd.        Florida
USC WOODLAND, INC.                                       Delaware
      A.   Woodland Hills Mall, LLC                      Delaware
USC OLD ORCHARD, INC.                                    Delaware
      A.   Old Orchard Urban Venture, L. P.              Illinois
USC SAN FRANCISCO, INC.                                  Delaware
      A.   San Francisco Shopping Centre Associates, L.P.California
USC MANAGERS, INC.                                       Delaware
      A.   Galleria Partners, LLC                        Delaware
           1.  U.W. Galleria, L.P.                       Delaware
USC DEVELOPERS, INC.                                     Delaware
      A.   Galleria Developers, LLC                      Delaware
           1.  South Alabama Development, L.P.           Delaware
      B.   Triangle Partners, LLC                        Delaware
           1.  WT Partners, L.P.                         Delaware
USC HOUSTON, INC.                                        Delaware
URBAN ROSEVILLE LLC                                      Delaware
HAWTHORN THEATRE LLC                                     Delaware